Exhibit 23.1

Consent of Independent Certified Public Accountants

Arrhythmia Research Technology, Inc.
25 Sawyer Passway
Fitchburg, MA 01420

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our audit report dated February 13, 2004, relating to the consolidated financial statements of Arrhythmia Research Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP Gardner, Massachusetts November 9, 2004